Fusion Notifies NYSE Amex of its Intention to Voluntarily Delist From the Exchange

NEW YORK, May 29, 2009 - Fusion (NYSE Amex: FSN) today announced that it has notified the NYSE Amex Exchange of its intention to voluntarily withdraw its securities from listing on the NYSE Amex Exchange and to de-register from Section 12(b) of the Exchange Act. The Company intends to file a notification on Form 25 with the Securities and Exchange Commission after ten days pursuant to Rule 12d2-2 of the Securities Exchange Act of 1934. It is expected that the delisting will become effective ten days following the filing of the Form 25, and that Section 12(b) deregistration will become effective 90 days after filing. The Exchange had previously notified the Company of its intent to delist the Company's securities due to non-compliance with Sections 1003(a)(i), (a)(ii), (a)(iii), a(iv) and 1003(f)(v) of the Company Guide. However, the decision of an appeals panel who heard the Company's appeal of the Exchange's notice stayed delisting, subject to the Company's timely achievement of certain milestones established by the panel.

Notwithstanding the Company's intention to delist from the NYSE Amex Exchange and to de-register from Section 12(b) of the Exchange Act, the Company intends to continue to file periodic reports (e.g., 10-K, 10-Q, 8-K) under the Exchange Act.

The Company decided to withdraw its securities from listing on the Exchange and to de-register from Section 12(b) of the Exchange Act for the following reasons:

  The costs to the Company to remain listed on the Exchange have become overly burdensome given the Company's mandate to achieve profitability through the continued reduction of expenses other than those required to manage and grow its core business.

  While the Company was committed to achieving the Panel's milestones for continued listing on the Exchange, and has made substantial progress in meeting the Panel's requirements, the Company has determined that it must focus its resources on its initiatives to reach profitability, and in so doing may not be able to achieve all of the Panel's milestones within the required timeframe.
  The Panel has indicated that it would not consider an extension of time in which to achieve the milestones.
  In the absence of a listing on a national securities exchange, the Company does not qualify for continued registration under Section 12(b) of the Exchange Act.

The Company has applied to FINRA for its securities to be quoted on the Over the Counter Bulletin Board and its application is currently pending. The Company looks forward to listing of its securities on the OTCBB; however, there is no assurance that its listing application will be approved. The Company anticipates that following delisting from the NYSE Amex, its securities will trade in over the counter markets without interruption.

Commenting on the voluntary action, Matthew Rosen, Chief Executive Officer, said, "We believe that our decision will result in significant cost savings and is part of our ongoing commitment to reduce expenses as we work toward achieving profitability. The Company is dedicated to maintaining complete transparency in all aspects of the business and will continue to file SEC reports so that shareholders will be fully informed. Further, the Company intends to maintain an independent Board of Directors and independent Audit, Compensation and Nominating Committees to ensure appropriate corporate governance. Fusion is firmly focused on building its core business and looks forward to improved results in the months ahead."

About Fusion:

Fusion is a new breed of communications carrier, dedicated to providing a full range of advanced, IP-based voice and data solutions to corporate and carrier customers worldwide. The Company provides hosted IP-PBX applications, SIP trunking services, voice traffic termination, private networks, Internet access and a full suite of enhanced features and services.

For more information, please go to http://www.fusiontel.com

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

FUSION CONTACT:
Philip Turits, Treasurer
212-201-2407
pturits@fusiontel.com

Damon Testaverde, Managing Director
Network 1 Financial Securities
732-758-0991
ddtestaverde@netw1.com